Exhibit T3B.10

LONGYEAR HOLDINGS, INC.
AMENDED AND RESTATED BYLAWS

ARTICLE I
OFFICES

Section 1.1.  Registered Office. The registered office of Longyear Holdings, Inc. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

Section 1.2.  Registered Agent. Unless designated otherwise by the Board, the registered agent at such address is PHS Corporate Services, Inc.

Section 1.3.  Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.”

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 2.1.  Place of Stockholders’ Meeting. All meetings of the stockholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2.  Annual Stockholders’ Meeting. A meeting of stockholders shall be held in each year for the election of directors at such time and place as the Board shall determine. Any other proper business may be transacted at the annual meeting.

Unless otherwise provided by law, written notice of the annual meeting, stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting.

The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder during ordinary business hours, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either at a place within the city, town or village where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

Section 2.3.  Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called at the discretion of the President and shall also be called by the President or Secretary on the request in writing or by vote of a majority of the directors or at the request in writing of stockholders of record owning a majority in amount of the capital stock outstanding and entitled to vote. Such request shall state the place, date and hour and the purpose or purposes of the proposed meeting.

Unless otherwise provided by law, written notice of a special meeting of stockholders, stating the place, date and hour and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than ten nor more than sixty days before the date fixed for the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.4.  Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”). If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Unless otherwise provided in the Certificate of Incorporation or by an express provision of the Delaware General Corporation Law (the “Statute”), in all matters other than the election of directors, when a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting. Unless otherwise provided in the Certificate of Incorporation or by the Statute, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Unless otherwise provided in the Certificate of Incorporation and subject to other provisions of the Statute, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted on after three years from its date, unless the proxy provides for a longer period.

Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III
DIRECTORS

Section 3.1.  Number and Term of Directors. The business of the Corporation shall be managed by or under the discretion of its Board. The Board shall consist of one or more members, and the number of directors which shall constitute the whole Board shall be such number as the Board may determine. Except as hereinafter provided in Section 3.3 of this Article, the directors, other than those constituting the first Board, shall be elected by the stockholders. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

Section 3.2.  Resignations. Any director may resign at any time. Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

Section 3.3.  Vacancies on the Board. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Section 3.4.  Compensation of Directors. The Board shall have the authority to fix the compensation of the members thereof. Any director may serve the Corporation in another capacity and be entitled to such compensation as may be determined by the Board.

Section 3.5.  Meetings of the Board. The Board of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

The first meeting of each newly elected Board may be held immediately after and at the same place as the meeting of the stockholders at which it was elected and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 3.6.  Special Meetings. Special meetings of the Board may be called by the President on five (5) days notice in writing or on two (2) days notice by telephone to each director, and shall be called by the President in like manner on the written request of two directors.

Section 3.7.  Quorum. At all meetings of the Board a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by the Statute or by the Certificate of Incorporation.

Section 3.8.  Unanimous Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing. The writing or writings shall be filed with the minutes of proceedings of the Board or committee.

Section 3.9.  Matters and Transactions Requiring Approval of the Board of Directors. Notwithstanding anything contained in these Bylaws to the contrary, the following matters and transactions shall require the approval of the Corporation’s Board of Directors prior to their undertaking:

a.	Borrowing and loaning funds from or to third parties, excluding intercompany loans;

b.	Authorizing the issuance of, or investment in, bonds;

c.	Guaranteeing obligations of third parties, excluding intercompany obligations;

d.	Transactions outside of the ordinary course of business, including, but not limited to, the sale of real estate in amounts exceeding $500,000 and the sale of non-inventory assets other than real estate in amounts exceeding $500,000;

e.	Acquisition or divestiture of business or product lines, equity interests or joint ventures;

f.	Agreements limiting the Corporation’s ability to conduct business, including, but not limited to, non-compete agreements, customer exclusivity agreements in amounts exceeding $1,000,000 and supplier exclusivity agreements in amounts exceeding $1,000,000;

g.	Any change to the Corporation’s legal form such as formation of a new entity, restructuring, conversion or dissolution;

h.	Charitable contributions to any charitable organization in an amount exceeding $10,000;

i.	Political contributions; and

j.	Changes in accounting methods or policies.

ARTICLE IV

EXECUTIVE AND OTHER COMMITTEES OF DIRECTORS

Section 4.1.  Designation of Committees. The Board may, by resolution or resolutions passed by a majority of the whole Board, designate an executive committee and one or more other committees each to consist of at least one director of the Corporation.

Section 4.2.  Executive Committee. The executive committee shall not have authority to make, alter or amend the Bylaws, but shall exercise all other powers of the Board between the meetings of said Board, except the power to fill vacancies in their own membership, which vacancies shall be filled by the Board.

Section 4.3.  Meetings of Committees. The executive committee and such other committees shall meet at stated times or on notice to all by any of their own number. They shall fix their own rules of procedure. A majority shall constitute a quorum, but the affirmative vote of a majority of the whole committee shall be necessary in every case.

Section 4.4.  Other Committees. Such other committees shall have and may exercise the powers of the Board to the extent as provided in such resolution or resolutions.

ARTICLE V
OFFICERS

Section 5.1.  The Officers. The officers of the Corporation shall be chosen by the Board and shall be a President, a Secretary and a Treasurer. The Board may also choose Vice Presidents, a Chief Executive Officer and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation otherwise provides. The Board may appoint such other officers as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 5.2.  Compensation. The salaries of all officers of the Corporation shall be fixed by the Board.

Section 5.3.  Election and Term of Officers. Each officer of the Corporation shall hold office until his successor is elected or appointed and qualified or until his earlier resignation or removal. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board.

Section 5.4.  President. The President shall be the chief executive officer of the Corporation. It shall be his duty to preside at all meetings of the stockholders; to have general and active management of the business and the Corporation; to see that all orders and resolutions of the Board of Directors are carried into effect; to execute all contracts, agreements, deeds, bonds, mortgages and other obligations and instruments, in the name of the Corporation, and to affix the corporate seal thereto when authorized by the Board of Directors or the executive committee. He shall have the general supervision and direction of the other officers of the Corporation and shall see that their duties are properly performed and be ex-officio a member of all standing committees and shall have the general duties and powers of supervision and management usually vested in the office of the President of a Corporation.

Section 5.5.  Vice President. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board may prescribe or the President may delegate to him.

Section 5.6.  Chief Executive Officer. The Chief Executive Officer, if there shall be such an officer elected by the Board, shall perform such duties as the Board may prescribe.

Section 5.7.  Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or President, under whose supervision the Secretary shall be. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 5.8.  Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, Executive Committee or President, taking proper vouchers for such disbursements, and shall render to the President and the Board at its regular meetings or when the Board so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall keep an account of stock registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

ARTICLE VI
CERTIFICATES OF STOCK

Section 6.1.  Signatures of Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the President or a Vice-President and either the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Corporation, certifying the number of shares registered in certificate form.

Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures has been placed upon a certificate, shall have ceased to be such officer, transfer agent or registrar, before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 6.2.  Lost Certificates. The Board may direct a new certificate of stock or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed upon the issuance of such new certificate or uncertificated shares.

Section 6.3.  Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transactions upon its books, unless the Corporation has a duty to inquire as to adverse claims with respect to such transfer which have not been discharged. The Corporation shall have no duty to inquire into adverse claims with respect to such transfer unless (a) the Corporation has received a written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; of (b) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim.

The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (b) an indemnity bond, sufficient in the Corporation’s judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.

ARTICLE VII
MISCELLANEOUS

Section 7.1.  Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 7.2.  Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided, that the records so kept can be converted into clear legible form within a reasonable time. The Corporation shall convert any records so kept upon the request of any person entitled to inspect the same.

Section 7.3.  Absentee Participation in Meetings. Members of the Board or any committee designated by such Board may participate in a meeting of the Board or of a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

Section 7.4.  Notices. Notices to directors and stockholders shall be in writing and delivered personally, by first class or express mail, postage prepaid, courier service (with charges prepaid) or electronic or facsimile transmission, to the directors or stockholders at their addresses or numbers appearing on the books of the Corporation, in a consent by a stockholder to receive notices by electronic transmission or, in the case of directors, supplied by the director to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or courier service for delivery to that person. A notice given by electronic or facsimile transmission shall be deemed to have been given when dispatched.

Section 7.5.  Waiver of Notice. Whenever any notice is required to be given under the provisions of the Statute or of the Certificate of Incorporation or by these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE VIII
AMENDMENTS

Section 8.1.  These Bylaws may be altered, amended or repealed at any regular or special meeting of the stockholders or if such power is conferred upon the Board by the Certificate of Incorporation, by the Board at any regular or special meeting of the Board. If the power to adopt, amend or repeal Bylaws is conferred upon the Board by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

ARTICLE IX
INDEMNIFICATION

Section 9.1.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 9.2.  The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 9.3.  To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 9.1 and 9.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 9.4.  Any indemnification under Sections 9.1 or 9.2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Section. Such determination shall be made:

9.4.1.  By the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

9.4.2.  By a committee of such directors designated by majority vote of such directors, even though less than a quorum, or

9.4.3.  If such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

9.4.4.  By the stockholders.

Section 9.5. Expenses (including attorney’s fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorney’s fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

Section 9.6.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 9.7.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

Section 9.8.  The indemnification and advancement of expenses provided by or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 9.9.  For purposes of this Article, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 9.10.  For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

Section 9.11.  The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this Section or under any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a Corporation’s obligation to advance expenses (including attorneys’ fees).